Exhibit 10.2

CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT ("Agreement") is made as of November 19, 2001, between CALL NOW, INC., a Nevada corporation (the "Corporation"), and WILLIAM
M. ALLEN, an individual (the "Consultant").

     WHEREAS, Consultant has been in the service of the Company as an executive officer and director since 1992; and

     WHEREAS, the Corporation desires to assure the continued availability of
Consultant to provide consulting services to the Corporation as set forth herein; and

     WHEREAS, the Corporation and the Consultant wish to change Consultant's status with the Corporation to an independent consultant.

     THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

     9.     Engagement.  Corporation hereby engages Consultant  as an
independent consultant on the terms and conditions set forth herein and
Consultant hereby resigns as an officer, director and employee of the
Corporation.

          1.1     Consulting Services.  Consultant is engaged to promote the interests of the Corporation in connection with thoroughbred horse racing, substantially in accordance with the manner in which he undertook such activities as an officer of the Corporation.  Consultant shall not be required to provide other services without his consent and the time devoted to such activities shall be at Consultant's discretion.
          1.2     Non-Competition.  Consultant shall not render services of
business, professional or commercial nature to any other person or entity engaged in the ownership or operation of a thoroughbred racetrack in the State of Texas, whether for compensation or otherwise.
          1.3     Standard of Care.  In performing his services hereunder,
Consultant shall use his reasonable efforts.  Consultant shall not be liable, responsible or in any way accountable for any error in judgment or other act or omission to act other than his gross negligence or willful and wanton misconduct.

     10.     Term of Engagement.  The term of Consultant's engagement
hereunder shall be for three (3) years from the date hereof (the "Term").   In
the event of Consultant's disability during the Term, the balance of the compensation due Consultant under this Agreement shall continue to be paid to
Consultant for the balance of the Term.  In the event Corporation terminates the engagement herein, with or without cause, the balance of the compensation herein shall continue to be paid as set forth herein.

     11.     Compensation.
          3.1     Base Fee.  Corporation shall pay Consultant a consulting fee at the rate of $10,000 on the fifth (5th) day of each month during the Term.
In the event of Consultant's disability the balance of the compensation due
Consultant under this Agreement shall continue to be paid to Consultant for the balance of the Term.
          3.2     Automobile Allowance.  Corporation shall provide Consultant with a new BMW740il for his use during the Term and shall pay directly or reimburse Consultant for all expenses of operation, maintenance and insuring thereof as incurred; provided, however that Consultant shall be responsible for operating and financing costs in excess of $1,200 per month.
          3.3     Prompt Payment.  The Corporation will not seek to avoid or evade payment of any consideration due Consultant pursuant to this agreement and Corporation will pay all costs incurred by Consultant, including reasonable attorneys' fees and costs, in the event any such payments are not made when due or in the event of any other default by Corporation under this agreement.  Any payments due Consultant which are not paid when due shall accrue interest at the highest legal rate until paid.  All payments due
Consultant shall be payable at his address as provided to the Corporation from time-to-time.  In the event of any dispute concerning any payment or consideration due Consultant hereunder, such amounts shall continue to be paid as set forth herein and Consultant shall repay any amounts upon final determination by a court of competent jurisdiction that he was not entitled to such payment or consideration.

     12.     Trade Secrets.  Consultant agrees that he will not, during or after the termination of his engagement with the Corporation, furnish or make accessible to any person, firm, corporation or any other entity any trade secrets acquired by him during the term of his employment with the Corporation which relates to the past and current business or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Corporation, unless such information shall have become public knowledge, other than being divulged or made accessible by Consultant.

     13.     Miscellaneous.
          5.1     The failure of either party to enforce any provision of this
Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.  The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.
          5.2     Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Consultant shall be addressed to him at his home address last shown on the records of the
Corporation, or such other address as either party may hereafter designate in writing to the other.  Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.
          5.3     The provisions of the Agreement are severable, and if any
provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.
          5.4     The rights and obligations of the Corporation under this
Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation.
          5.5     This Agreement supersedes all prior agreements and
understandings between the parties hereto, oral or written concerning the subject matter hereof, and may not be modified or terminated orally.  No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                        CALL NOW, INC.

                                        By:_______________________
                                              President

                                        __________________________
                                        WILLIAM A. ALLEN